As filed with the Securities and Exchange Commission on August 14, 2023
Registration No. 333-[•]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

POINT BIOPHARMA GLOBAL INC.
(Exact name of registrant as specified in its charter)

Delaware	85-0800493
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
4850 West 78th Street,
Indianapolis, IN, 46268
(Address of Principal Executive Offices and Zip)
Point Biopharma Global Inc. 2021 Equity Incentive Plan (the “2021 Plan”)
(Full Title of the Plans)
Bill Demers
4850 West 78th Street,
Indianapolis, IN
(317) 543-9957
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Susan V. Sidwell, Esq.
Bass Berry & Sims, PLC
150 Third Avenue South
Suite 2800
Nashville, Tennessee 37201
Tel: (615) 742-6200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 registers 4,225,990 additional shares of common stock, par value $0.0001 per share (“Common Stock”), of POINT Biopharma Global Inc. (the “Registrant”) under the POINT Biopharma Global Inc. 2021 Equity Incentive Plan (the “Plan”) as a result of the provision in the Plan providing for an automatic annual increase in the number of shares of Common Stock reserved and available for issuance under the Plan on each January 1, beginning in 2022, by an amount equal to the lesser of: (i) four percent (4%) of the number of shares of Common Stock issued and outstanding on the immediately preceding December 31 or (ii) such lesser number of shares of Common Stock as determined by the Registrant’s Board of Directors. Accordingly, on January 1, 2023, the number of shares of Common Stock reserved and available for issuance under the Plan increased by 4,225,990. The Registrant previously registered shares of Common Stock under the Plan on Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on August 30, 2021 (File No. 333-259171) and August 12, 2022 (File No. 333-266812) (collectively, the “Prior Registration Statements”).

The information contained in the Prior Registration Statements is hereby incorporated by reference pursuant to General Instruction E, except to the extent supplemented, amended, superseded or otherwise modified by the information set forth herein
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document (except for information “furnished” under Items 2.02, 7.01, or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this Form S-8, unless expressly stated otherwise):

1.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 27, 2023 (File No. 001-39373) (the “2022 Form 10-K”);

2.The portions of the Registrant’s Definitive Proxy Statement on Schedule 14A relating to its June 1, 2023 annual meeting of stockholders, filed with the SEC on April 27, 2023 (File No. 001-39373), incorporated by reference into the 2022 Form 10-K;

3.The Registrant’s Quarterly Reports on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 15, 2023 (Fie No. 001-39373) and for the period ended June 30, 2023, filed with the SEC on August 14, 2023 (File No. 001-39373);

4.The Registrant’s Current Reports on Form 8-K filed with the SEC on February 7, 2023 (File No. 001-39373), June 5, 2023 (File No. 001-39373), June 13, 2023 (File No. 001-39373) and August 3, 2023 (File No. 001-39373); and

5.The description of the Registrant’s Common Stock set forth in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 25, 2022 (File No. 001-39373), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished (rather than filed) under Items 2.02, 7.01 and 9.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.
Item 8. Exhibits.

Exhibit No.	Description
4.1	POINT Biopharma Global Inc. 2021 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to the Form 8-K filed by the company July 1, 2021).
4.2	Amended and Restated Certificate of Incorporation of POINT Biopharma Global Inc. (incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Company on July 1, 2021).
4.3	Amended and Restated Bylaws of POINT Biopharma Global Inc. (incorporated by reference to Exhibit 3.2 to the Form 8-K filed by the Company on July 1, 2021).
5.1*	Opinion of Bass, Berry & Sims PLC.
23.1*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1)
23.2*	Consent of Armanino LLP (Auditor)
24.1*	Power of Attorney (included on signature page).
107.1*	Filing Fee Table

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on August 14, 2023.

POINT BIOPHARMA GLOBAL INC.

By:	/s/ Bill Demers
Bill Demers
Chief Financial Officer

POWER OF ATTORNEY AND SIGNATURES
Each person whose signature appears below constitutes and appoints each of Joe McCann, and Bill Demers, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dated indicated.

Name	Title	Date

/s/ Joe McCann	Chief Executive Officer (Principal Executive Officer) and Director	August 14, 2023
Dr. Joe McCann, Ph.D.

/s/ Allan C. Silber	Executive Chair and Director	August 14, 2023
Allan C. Silber

/s/ Bill Demers	Chief Financial Officer (Principal Financial and Accounting Officer)	August 14, 2023
Bill Demers

/s/ Neil Fleshner	Chief Medical Officer and Director	August 14, 2023
Dr. Neil Fleshner

/s/ Rajesh K. Malik	Director	August 14, 2023
Dr. Rajesh K. Malik, M.D.

/s/ Jonathan Ross Goodman	Director	August 14, 2023
Jonathan Ross Goodman

/s/ Gerald Hogue	Director	August 14, 2023
Gerald Hogue

/s/ David C. Lubner	Director	August 14, 2023
David C. Lubner

/s/ Yael Margolin	Director	August 14, 2023
Dr. Yael Margolin, Ph.D.

/s/ Bridget A. Martell	Director	August 14, 2023
Dr. Bridget A. Martell